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ADDENDA NO 2
Adresse des lieux loues
750, boulevard du Parc Technologique Québec (Québec) G1P 4S3

ENTRE:     1405 PTQM S.E.C., société dument constituée, ayant son siège au 1135 Grande Allee Ouest, bureau 21o, Québec (Québec) G1S 1E7, représentée aux présentes par monsieur Marc Simard, représentant dument autorise tel qu'il le déclare;

(ci-après le « Bailleur ») ;

ET :        OPSENS INC., une société constituée en vertu des lois du Canada, ayant une place d'affaire au 750, boulevard du Parc Technologique, dans la ville de Québec, province de Québec, agissant aux présentes par l'entremise de monsieur Louis Laflamme, Président, dument autorise tel qu'il le déclare;

(ci-après le « Locataire »)

ATTENDU QUE par convention de bail intervenue le 15 avril 2015 ci-après appelée le « Bail
»), le Locataire loue au Bailleur l'Immeuble sis au 750 Boul. du Parc Technologique les « Lieux Loues Initiaux »), ayant une superficie totale de VINGT-NEUF MILLES HUIT CENT CINQ (29 805 pi. ca.) (la « Superficie Locative des Lieux Loues Initiaux »), pour une durée de dix (10) ans commençant le 1er octobre 2015 et se terminant le 30 septembre 2025 (la « Durée du Bail »), le tout tel que plus amplement décrit au Bail;

ATTENDU QUE le Bail a été renouvelé jusqu'au 31 décembre 2033, tel que convenu dans
!'Addenda no 1.

PAR CONSÉQUENT, le Bailleur et le Locataire conviennent mutuellement que les dispositions du Bail continuent de s'appliquer selon les mêmes modalités, a l’exception de ce qui suit:

Le préambule fait partie intégrante des présentes.

Tout mot ou terme en majuscule non autrement défini aux présentes aura le sens qui lui est donne dans le Bail.
1.La date de fin de Bail indiquée à la clause 4.1 de l’Addenda no 1 est modifiée. La date de fin de Bail sera le 31 aout 2035.

2.Les couts encourus pour l'aménagement de la nouvelle aire de stationnement seront remboursés à raison de 5% du cout total par année pendant toute la durée de la location. Le cout total s'élevé a cent trente-quatre mille neuf cent soixante-quatre dollars (134 964,00 $).

3.A partir du 1er avril 2023, le loyer annuel sera augmenté de vingt-trois cents (0,23 $) le pied carre (134964,00 $* 5%= 6 748,20 $ / 29805 pi2 = 0,23 $). Ce montant sera ajoute au prix du loyer actuel et de son renouvellement.

4.La première phrase de la clause 6.1 de L'Addenda no1 sera modifiée comme suit:
« Le Bailleur consent à payer au Locataire la somme de quarante dollars (40,00 $) par pied carre de la Superficie locative louée »

5.Le point suivant sera ajoute à la clause 6 de L'Addenda 1 ;
6.3    Si le débourse à lieu avant la date du renouvellement, le Locataire devra payer seulement les intérêts sur le montant débourse jusqu'au 1er janvier 2024.

6.II est entendu que les couts débourses pour l'élaboration des plans et devis pour l'agrandissement de l'immeuble sont inclus dans le remboursement du paiement incitatif. Ce cout représente quatre dollars et soixante-quinze cents (4,75 $) le pied carre et sera ajoute au loyer pendant toute la durée du renouvellement.
7.Le projet d'agrandissement n'ayant pas lieu, la clause 3 de L'Addenda no1 est annulée. Par contre, il est entendu que la clause 32 du Bail pourra être exercée en tout temps si le Locataire le désire.

Toutes les autres clauses du Bail seront les mêmes. En cas de contradiction entre les clauses du Bail et celles du présent Addenda, les clauses de I' Addenda no 2 auront préséance.

SIGNÉE A QUÉBEC, PROVINCE DE QUÉBEC, 4/28/2023

OPSENS INC.
(Locataire)

____________________________            _/s/ Louis Laflamme____________
Témoin                            Louis Laflamme

NOUS ACCEPTONS LES TERMES ET CONDITIONS DE CET ADDENDA, SIGNE A
QUÉBEC, PROVINCE DE QUÉBEC, 5/1/2023

1405 PTQM s.e.c.
(Bailleur)

____________________________            _/s/ Marc Simard________________
Témoin                            Marc Simard